SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------


                              COMPOSITE TECHNOLOGY
                                  CORPORATION
                            -----------------------
             (Exact name of registrant as specified in its charter)

                     Nevada                                             59-2025385
--------------------------------------------------         --------------------------------------
(State or other jurisdiction of incorporation or           (I.R.S. Employer Identification No.)
organization)

                2026 McGaw Avenue
                   Irvine, CA                                              92614
--------------------------------------------------         --------------------------------------
    (Address of principal executive offices)                            (Zip Code)


             2002 Non-Qualified Stock Compensation Plan, As Amended
            --------------------------------------------------------
                            (Full title of the plan)

                                 Benton Wilcoxon
                                2026 McGaw Avenue
                                Irvine, CA 92614
                                 (949) 428-8500

                                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE REGISTERED       AMOUNT TO BE     OFFERING PRICE     AGGREGATE OFFERING      AMOUNT OF
                                          REGISTERED (1)     PER SHARE (2)          PRICE(2)        REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock                                6,729,568            $4.74             $31,898,152           $4,041
--------------------------------------------------------------------------------------------------------------------
Common Stock Underlying Options to          8,270,432            $4.74             $39,201,848           $4,967
Purchase Common Stock
--------------------------------------------------------------------------------------------------------------------

(1) 15,000,000 shares of common stock of Composite Technology Corporation are being registered for issuance pursuant to the 2002 Non-Qualified Stock Compensation Plan. Pursuant to General Instruction E to Form S-8, the registration fee is calculated only with respect to such shares.

(2) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices reported on the Over-The-Counter Electronic Bulletin Board of the National Association of Securities Dealers, Inc. on January 4, 2005.

                                EXPLANATORY NOTES

      Composite Technology Corporation has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of:

      1. Registering 6,729,568 shares of the Registrant's common stock, par value $0.001 per share, issuable to employees and consultants pursuant to the 2002 Non-Qualified Stock Compensation Plan (the "Plan").

      2. Including a reoffer prospectus for the selling shareholders. The reoffer prospectus is filed as part of the Registration Statement on Form S-8 and has been prepared in accordance with the requirements of Part I of Form S-3 and may be used for reofferings and resales of up to 8,270,432 shares of common stock defined as "control securities" under Instruction C to Form S-8 acquired by "affiliates" (as the term is defined in Rule 405 of the General Rules and Regulations under the Securities Act) pursuant to the exercise of stock options granted under the Plan.

                        COMPOSITE TECHNOLOGY CORPORATION

         FORM S-8 CROSS REFERENCE SHEET SHOWING LOCATION OF INFORMATION
                         REQUIRED BY PART I OF FORM S-3

Form S-3 Item Number                                       Location/Heading in Prospectus
 1.   Forepart of Registration Statement and Outside       Cover page
Front Cover page of Prospectus

 2.   Inside Front and Outside Back Cover Page of          Table of Contents
Prospectus

 3.   Summary Information, Risk Factors and Ratio of       The Company; Risk Factors
Earnings to Fixed Charges

 4.   Use of Proceeds                                      Use of Proceeds

 5.   Determination of Offering Price                      Not applicable

 6.   Dilution                                             Not applicable

 7.   Selling Security Holder                              Selling Security Holder

 8.   Plan of Distribution                                 Plan of Distribution

 9.   Description of Securities to be Registered           Not Applicable

10.   Interests of Named Experts and Counsel               Not Applicable

11.   Material Changes                                     Not Applicable

12.   Incorporation of Certain Information                 Documents Incorporated by Reference

13.   Disclosure of Commission Position on                 Disclosure of Commission Position on Indemnification
Indemnification for Securities Act Liabilities             for Securities Act Liabilities

                                   PROSPECTUS

                        COMPOSITE TECHNOLOGY CORPORATION
                        8,270,432 SHARES OF COMMON STOCK


         This prospectus relates to the reoffer and resale by the selling shareholders, identified below in the section entitled "The Selling Shareholders," of up to 8,270,432 shares of common stock, $.001 par value per share, of Composite Technology Corporation (the "Shares"). The selling shareholders may sell the stock from time to time in the over-the-counter market at the prevailing market price or in negotiated transactions. The selling price of the shares will be determined by market factors at the time of their resale.

         The shares are issuable to the selling shareholders under the Composite Technology Corporation 2002 Non-Qualified Stock Compensation Plan as compensation for its employees or consultants. All net proceeds from the reoffer or resale of the shares of common stock offered by this prospectus will go to the selling share holders. We will not receive any proceeds from such sales.

         Our common stock is quoted on the Over-the-Counter Electronic Bulletin Board under the symbol CPTC.

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by us or the Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.


                 The date of this prospectus is January 7, 2005.

                              ---------------------

         Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

         You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling stockholders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

         Some of the statements contained in this prospectus, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. The safe harbors of forward-looking statements provided by
Section 21E of the Securities Exchange Act of 1934 are unavailable to issuers of penny stock. Our shares may be considered penny stock and such safe harbors set forth under the Reform Act may not be available to us. Actual results and future events may differ significantly based upon a number of factors more thoroughly described in the "Risk Factors" section.

         Please do not put undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. In this prospectus, we refer to Composite Technology Corporation as "we" or "Composite Technology Corporation."

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
THE COMPANY                                                                    3

RISK FACTORS                                                                   3

USE OF PROCEEDS                                                               11

SELLING SECURITY HOLDERS                                                      11

PLAN OF DISTRIBUTION                                                          13

DOCUMENTS INCORPORATED BY REFERENCE                                           14

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
  SECURITIES ACT LIABILITIES                                                  15

                                   THE COMPANY

         We are a Nevada corporation based in Irvine, California that specializes in the development and commercialization of products relating to the electrical utility industry using new materials that extend the design and performance possibilities of our products.

         We have developed composite technologies and manufacturing processes for products used in the global electrical utility industry. Our principal product is our proprietary patent pending composite reinforced conductor known as ACCC cable (Aluminum Conductor Composite Core). Our ACCC cable can transmit up to two times more power than comparably sized conventional cables in use today. ACCC can solve line sag problems, create energy savings through less line losses, significantly lower electromagnetic fields, and can easily be retrofitted on existing towers to upgrade energy throughput. ACCC cables allow utility companies, power producers and transmission owners to easily replace transmission lines using standard installation techniques and equipment without modification to existing towers, thereby avoiding the deployment of new towers and establishment of easements, all of which may be costly, time consuming, controversial and harmful to the environment. Independent reviews confirm that the use of our technology to replace existing lines could improve the reliability and reduce stress on the already overloaded electrical infrastructure at a fraction of the cost and in a much shorter time period than is required to obtain expensive new easements and build new tower systems for new lines.

         The product and production development strategy of the Company is to take the initial concept to commercially promising prototype, then move from production to design, making relevant product modifications to optimize the combination: of manufacturability and performance. Following optimization, pilot production is organized to mimic factory conditions under close monitoring. During this process the entire process is documented so that the technology will be available for transfer to third parties or subsidiaries in a full scale factory launch.

         At the beginning of the Fiscal Year ending September 2004, the Company had completed its initial product and manufacturing process development and was commencing the manufacture of ACCC cable core and the wrapping of the core with aluminum under sub-contract with General Cable.

         During fiscal 2004, the Company has progressed its product and production development path through product refinement to the commencement of pilot plant operations with a unit of 2 lines. The unit has since been expanded to 3 lines and is currently operating under factory conditions.

         Our principal executive offices are located at 2026 McGaw Avenue, Irvine, California 92614 and our telephone number is (949) 428-8500. Our home page on the Internet can be located at www.compositetechcorp.com.

                                  RISK FACTORS

You should carefully consider the following risks before making an investment decision. The risks described below are not the only ones that we face. Our business, operating results or financial condition could be materially adversely affected by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you as an investor may lose all or part of your investment. You should also refer to the other information set forth in this report, including our consolidated financial statements and the related notes.


WE ARE A "START-UP" COMPANY AND HAVE A LIMITED OPERATING HISTORY.

We are a "start-up" company and have a limited operating history. We are subject to business risks that are typical of "start-up" companies and "lead-time" factors are expected to affect the timing of our receipt of revenues. There can be no assurance that we will be able to generate any significant revenues. Until we generate significant revenues, we will experience negative cash flows and financial losses. Our ability to generate revenues may be affected by numerous factors. No assurance can be given that a demand for our product will develop or, if it does develop, that it will be sufficient to justify our investment in developing our intended business.

WE EXPECT FUTURE LOSSES AND WE MAY NOT BECOME PROFITABLE.

Prior to acquiring Transmission Technology Corporation ("TTC"), we were a shell corporation having no operating history, revenues from operations, or assets since December 31, 1989. We have not had any bookable revenues from operations subsequent to acquiring TTC through June 30, 2004. We may experience significant quarterly and annual losses for the foreseeable future.

We may not ever become profitable. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. We expect the need to significantly increase our general administrative and product prototype and equipment prototype production expenses, as necessary. As a result, we will need to generate significant revenues to achieve and maintain profitability.

OUR INDEPENDENT AUDITORS HAVE ISSUED A QUALIFIED REPORT WITH RESPECT TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In previous filings, our accountants have issued a report relating to our audited financial statements which contains a qualification with respect to our ability to continue as a going concern because, among other things, our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities from normal business operations when they come due. This is natural because during the product development phase, a company must rely on the promise of future revenues (if the product under development gains acceptance) to secure financing from the capital markets so that it can complete the development of its products. There is no guarantee that the product will be completed, accepted or provide a marketable advantage and therefore no guarantee that the development will ever be profitable.

For the fiscal year ended September 30, 2004, we had a net loss of $(14,323,597) and negative cash flows from operations of $(9,022,676). For the fiscal years ended September 30, 2003 and 2002, we had net losses of $(6,751,252) and $(5,752,377), respectively. For the same periods, we had negative cash flows from operations of $(2,022,935) and $(715,923), respectively.

We had an operating cash flow deficit of $(9,022,676) as at September 30, 2004. During fiscal 2004 this operating cash flow deficit was $(4,266,853) as of June 30, 2004, $(3,112,739), as of March 31, 2004, and $(1,224,719), as of December
31, 2003. The operating cash flow deficit was $(2,022,935), as of September 30, 2003.

As of September 30, 2004, our accumulated deficit was $(26,075,079).

OUR INABILITY TO RAISE ADDITIONAL WORKING CAPITAL AT ALL OR TO RAISE IT IN A TIMELY MANNER COULD NEGATIVELY IMPACT OUR ABILITY TO FUND OUR OPERATIONS, TO GENERATE REVENUES, AND TO OTHERWISE EXECUTE OUR BUSINESS PLAN, LEADING TO THE REDUCTION OR SUSPENSION OF OUR OPERATIONS AND ULTIMATELY OUR GOING OUT OF BUSINESS. SHOULD THIS OCCUR, THE VALUE OF YOUR INVESTMENT IN OUR COMMON STOCK COULD BE ADVERSELY AFFECTED, AND YOU COULD EVEN LOSE YOUR ENTIRE INVESTMENT.

While the Company has raised significant capital through its debenture offering, it is possible that we will need to raise cash and additional working capital to cover a possible shortfall in our cash and working capital until such time as we become cash flow positive based solely on our revenues less operating and other costs. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences would be a material adverse effect on our business, operating results, financial condition and prospects.

OUR FAILURE TO RAISE NECESSARY CAPITAL COULD RESTRICT OUR GROWTH, LIMIT OUR ABILITY TO DEVELOP AND MARKET OUR PRODUCT AND HINDER OUR ABILITY TO COMPETE.

In order to fully exploit our business plan, we may need to raise significant additional funds. Failure to obtain adequate capital may: (i) restrict our growth; (ii) limit our ability to market our product; (iii) limit the development of our product; (iv) hinder our ability to compete; and (v) may affect our ability to continue our business operations as planned. Any of these consequences would have a material adverse effect on our business, results of operations and financial condition.

TO SATISFY OUR CAPITAL REQUIREMENTS, WE MAY SEEK TO RAISE FUNDS IN THE PUBLIC OR PRIVATE CAPITAL MARKETS.

Our ability to raise additional funds in the public or private markets will be adversely affected if the results of our business operations are not favorable, if any products developed are not well-received or if our stock price or trading volume is low. We may seek additional funding through corporate collaborations and other financing vehicles or from loans or investments from new or existing stockholders. There can be no assurance that any such funding will be available to us, or if available, that it will be available on acceptable terms. If adequate funds are not available, we will not be able to complete the commercialization of any products that we may have developed. As a result, we may be required to discontinue our operations without obtaining any value for our products under development, thereby eliminating stockholder equity, or we could be forced to relinquish rights to some or all of our products under development in return for an amount substantially less than we expended to develop such products. If we are successful in obtaining additional financing, the terms of the financing may have the effect of diluting the holdings or adversely affecting the rights of the holders of common stock.

OUR PRODUCT MAY NOT BE ACCEPTED BY OUR POTENTIAL CUSTOMERS.

While we have received numerous inquiries about our products and technology, there can be no assurance that we will be able to profit from the development or manufacture of our products as planned, or that we will be successful in consummating sales of our products to our potential customers. Our ability to successfully commercialize our products will depend in part on the acceptance of our products by our potential customers, primarily the major utility companies. The failure of utility companies to purchase our products would have a material adverse effect on our business, results of operations and financial condition. Any unfavorable publicity concerning us or any of our products could have an adverse effect on our ability to achieve acceptance of our products by utility companies and to commercialize our products, which could have a material adverse effect on our business, results of operations and financial condition.

WE MAY NOT BE ABLE TO MANAGE OUR GROWTH EFFECTIVELY.

The transition from a small company focused on research and development of our products to a company with the additional focus on commercial production, marketing, and sales has placed and will continue to place a significant strain on our managerial, operational, and financial resources. Failure to manage our growth effectively could have a material adverse effect on our business, results of operations and financial condition. Significant additional growth will be necessary for the Company to achieve its plan of operation.

WE MAY NOT BE ABLE TO DIVERSIFY OUR OPERATIONS INTO OTHER INDUSTRIES.

Because of the limited financial resources that we have, we may not be able to diversify our activities into other areas outside the development, production, and commercialization of cable and support systems for use in electrical power transmission and distribution systems. Our inability to diversify our products into other areas will subject us to economic fluctuations within this industry and therefore increase the risks associated with our operations.

WE MAY NOT BE ABLE TO PROTECT OUR PROPRIETARY RIGHTS AND MAY INFRINGE ON THE PROPRIETARY RIGHTS OF OTHERS.

Establishment of patents and other proprietary rights is important to our success and our competitive position. Accordingly, we intend to devote substantial resources to the establishment and protection of patents and other proprietary rights. There can be no assurance that the actions taken by us to establish and protect any patents or other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from prohibiting sales of any products we may develop in violation of the patents and proprietary rights of others. Moreover, no assurance can be given that others will not assert rights in, or ownership of, patents and other proprietary rights we may establish or acquire or that we will be able to successfully resolve such conflicts.

There can be no assurance that any of our pending patents for our technologies and products will be issued. There can be no assurance that any patents related to the technology licensed under the License Agreement with W. Brandt Goldsworthy & Associates, Inc. will be issued.

WE DEPEND ON KEY PERSONNEL AND WE MAY NOT BE ABLE TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES.

Our success will be largely dependent, in particular, upon the continuing services of Benton H Wilcoxon, our Chief Executive Officer, and C. William Arrington, our Special Vice President, Office of the CEO. If Mr. Wilcoxon or Mr. Arrington were unable to provide services to us for whatever reason, our business would be adversely affected. Neither Mr. Wilcoxon nor Mr. Arrington has entered into employment agreements with the Company.

In addition, our ability to develop and market our products and to achieve profitability will depend on our ability to attract and retain highly talented personnel. We face intense competition for personnel from other companies. There can be no assurance that we will be successful in attracting and retaining key personnel. The loss of key personnel or the inability to attract and retain the additional, highly-talented employees required for the development and commercialization of our products, could adversely affect our results of operations and our business.

A FAILURE TO ESTABLISH AND MAINTAIN RELATIONSHIPS WITH STRATEGIC PARTNERS MAY HARM OUR BUSINESS.

We will depend on establishing and maintaining relationships with strategic partners. Our ability to develop, produce, and market our products is dependent upon our ability to establish and maintain relationships with other companies and individuals. We may not be able to enter into relationships with these companies on commercially reasonable terms or at all. Even if we enter into these relationships, not all such relationships may result in benefits for our company.

WE CANNOT CONTROL THE COST OF OUR RAW MATERIALS.

Our principal raw materials will be glass and carbon fibers, plus various polymer resins and high-grade aluminum. The prices for these raw materials are subject to market forces largely beyond our control, including energy costs, organic chemical feed stocks, market demand, and freight costs. The prices for these raw materials have varied significantly and may vary significantly in the future. We may not be able to adjust our product prices, especially in the short-term, to recover the costs of increases in these raw materials. Our future profitability may be adversely affected to the extent we are unable to pass on higher raw material and energy costs to our customers.

INTERRUPTIONS OF SUPPLIES FROM OUR KEY SUPPLIERS MAY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL PERFORMANCE.

Interruptions or shortages of supplies from our key suppliers of raw materials could disrupt production or impact our ability to increase production and sales. We use a limited number of sources for most of the other raw materials that we use. We do not have long-term or volume purchase agreements with most of our suppliers, and may have limited options in the short-term for alternative supply if these suppliers fail, for any reason, including their business failure or financial difficulties, to continue the supply of materials or components. Moreover, identifying and accessing alternative sources may increase our costs.

WE ARE CONTROLLED BY A SMALL NUMBER OF STOCKHOLDERS.

As at the date of this filing, two stockholders in the aggregate beneficially own or control approximately 35% of the outstanding common stock. As a result, these persons will have the ability to control substantially all matters submitted to our stockholders for approval and to control our management and affairs.

WE WILL LIKELY EXPERIENCE CUSTOMER CONCENTRATION.

Until and unless we secure multiple customer relationships, it is likely that we will experience periods during which we will be highly dependent on one or a limited number of customers. Dependence on a single or a few customers will make it difficult to satisfactorily negotiate attractive prices for our products and will expose us to the risk of substantial losses if a single dominant customer stops conducting business with us.

OUR BUSINESS MAY BE SUBJECT TO INTERNATIONAL RISKS.

We are pursuing international business opportunities, including in China, Mexico, Brazil, Europe, Russia, the Middle East, certain far eastern countries and Africa. Risks inherent in international operations include unexpected changes in regulatory requirements, export restrictions, tariffs and other trade barriers; challenges in staffing and managing foreign operations; differences in technology standards, employment laws and business practices; longer payment cycles and problems in collecting accounts receivable; political instability; changes in currency exchange rates; currency exchange controls; and potentially adverse tax consequences.

WE MUST COMPLY WITH ENVIRONMENTAL REGULATIONS.

Our intended operations are subject to various Federal, state, and local laws and regulations relating to the protection of the environment. These environmental laws and regulations, which have become increasingly stringent, are implemented principally by the Environmental Protection Agency and comparable state agencies, and govern the management of hazardous wastes, the discharge of pollutants into the air and into surface and underground waters, and the manufacture and disposal of certain substances. There are no material environmental claims currently pending or, to our knowledge, threatened against us. In addition, we believe our planned operations will be implemented in compliance with the current laws and regulations. We estimate that any expenses incurred in maintaining compliance with current laws and regulations will not have a material effect on our earnings or capital expenditures. However, there can be no assurance that current regulatory requirements will not change, that currently unforeseen environmental incidents will not occur, or that past non-compliance with environmental laws will not be discovered.

CHANGES IN INDUSTRY STANDARDS AND REGULATORY REQUIREMENTS MAY ADVERSELY AFFECT OUR BUSINESS.

As a manufacturer and distributor of wire and cable products we are subject to a number of industry standard-setting authorities, such as the "Institute of Electrical and Electronic Engineers" (IEEE), the European based "International Council on Large Electric Systems" ("CIGRE"), the "American Society of Testing and Materials" (ASTM) and the Canadian Standards Association. In addition, many of our products may become subject to the requirements of Federal, state and local or foreign regulatory authorities. Changes in the standards and requirements imposed by such authorities could have an adverse effect on us. In the event we are unable to meet any such standards when adopted our business could be adversely affected. In addition, changes in the legislative environment could affect the growth and other aspects of important markets served by us. While certain legislative bills and regulatory rulings are pending in the energy and telecommunications sectors which could improve our markets, any delay or failure to pass such legislation and regulatory rulings could adversely affect our opportunities and anticipated prospects may not arise. It is not possible at this time to predict the impact that any such legislation or regulation or failure to enact any such legislation or regulation, or other changes in laws or industry standards that may be adopted in the future, could have on our financial results, cash flows or financial position.

WE WILL EXPERIENCE COMPETITION FROM OTHER COMPANIES IN THE INDUSTRY.

Our competitors include makers of traditional bare overhead wire and other companies with developmental-stage products that have the potential to compete with ACCC cable. While we are not aware of any existing competing manufacturers that have been able to significantly and cost effectively increase the performance of the current electrical power transmission and distribution cables, there is no certainty that unique technological advances won't be achieved by our competition, with better capital resources, in the future. We believe our competitors will continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. We expect that we will be required to continue to invest in product development, productivity improvements and customer service and support in order to compete in our markets. Such competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than us which may adversely affect our marketing strategies which could have a material adverse effect on our business, results of operations or financial condition. In addition, as we introduce new products, we will compete directly with a greater number of companies. There can be no assurance that we can compete successfully against current or future competitors nor can there be any assurance that competitive pressures faced by us will not result in increased marketing costs, loss of market share or otherwise will not materially adversely affect our business, results of operations and financial condition.

WE ARE RESPONSIBLE FOR THE INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS.

Our Bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup.

TERRORIST ATTACKS AND OTHER ATTACKS OR ACTS OF WAR MAY ADVERSELY AFFECT THE MARKETS IN WHICH WE OPERATE, OUR OPERATIONS AND OUR PROFITABILITY.

The attacks of September 11, 2001, and subsequent events, including the military action in Iraq, have caused and may continue to cause instability in our markets and have led and may continue to lead to, further armed hostilities or further acts of terrorism worldwide, which could cause further disruption in our markets. Acts of terrorism may impact our operations or those of our customers or suppliers and may further limit or delay purchasing decisions of our customers. Depending on their magnitude, acts of terrorism or war could have a material adverse effect on our business, financial results, cash flows and financial position.

RISKS RELATED TO INVESTMENT IN OUR SECURITIES

THERE IS CURRENTLY A LIMITED TRADING MARKET FOR OUR COMMON STOCK.

Our common stock is traded in the OTC market through the OTC Bulletin Board. There is currently an active trading market for the common stock; however there can be no assurance that an active trading market will be maintained. Trading of securities on the OTC Bulletin Board is generally limited and is effected on a less regular basis than that effected on other exchanges or quotation systems (such as the NASDAQ Stock Market), and accordingly investors who own or purchase common stock will find that the liquidity or transferability of the common stock is limited. Additionally, a stockholder may find it more difficult to dispose of, or obtain accurate quotations as to the market value, of common stock. There can be no assurance that the common stock will ever be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDAQ Stock Market).

THE APPLICATION OF THE "PENNY STOCK" RULES COULD ADVERSELY EFFECT THE MARKET PRICE OF OUR COMMON STOCK.

As long as the trading price of our common stock is below $5.00 per share, the open-market trading of our common stock will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability of broker-dealers to sell the common stock and may affect a stockholder's ability to resell the common stock.

Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

THE PRICE OF OUR COMMON STOCK IS VOLATILE.

The market price of the common stock may be subject to significant fluctuations in response to our operating results, announcements of new products or market expansions by us or our competitors, changes in general conditions in the economy, the financial markets, the electrical power transmission and distribution industry, or other developments and activities affecting us, our customers, or our competitors, some of which may be unrelated to our performance. The sale or attempted sale of a large amount of common stock into the market may also have a significant impact on the trading price of common stock. The closing bid prices for the common stock have fluctuated from a high of $6.36 to a low of $0.87 since September 30, 2003.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid dividends on the common stock and do not anticipate paying such dividends in the foreseeable future.

WE ISSUED DULY AUTHORIZED SHARES TO EMPLOYEES AND CONSULTANTS UNDER OUR 2002 NON-QUALIFIED STOCK COMPENSATION PLAN UNDER THE INCORRECT ASSUMPTION THAT WE HAD REGISTERED THE SHARES PURSUANT TO FEDERAL SECURITIES LAWS. HOWEVER, WE SUBSEQUENTLY REALIZED THAT THESE SHARES HAD NOT BEEN REGISTERED PRIOR TO ISSUANCE. AS A RESULT, OUR ISSUANCE MAY HAVE VIOLATED FEDERAL AND STATE SECURITIES LAWS, AND MAY RESULT IN OUR LIABILITY TO CERTAIN SUBSEQUENT PURCHASERS OF THESE SHARES.

Between March 18, 2003 and February 4, 2004 we issued common stock and options representing 1,504,780 shares of common stock to nine employees and consultants pursuant to our 2002 Non-Qualified Stock Compensation Plan. Although we believed that we and our counsel had filed the appropriate registration statement on Form S-8, on February 5, 2004, it came to our attention that such registration statement had not been filed. It may be determined that such issuances were not exempt from registration or qualification under Federal and state securities laws, and we did not obtain the required registrations or qualifications. As a result, we may be subject to contingent liabilities from these investors, as well as subsequent purchasers of the shares directly and indirectly issued. These liabilities may include an obligation to make a rescission offer to the holders of these shares and options. If rescission is required and accepted, we could be required to make payments to the holders of these shares and options. In addition, Federal securities laws do not expressly provide that a rescission offer will terminate a purchaser's right to rescind a sale of stock that was not registered as required. If rescission is required, and any or all of the offerees reject the rescission offer, we may continue to be liable under Federal and state securities laws.

A LARGE NUMBER OF COMMON SHARES ARE ISSUABLE UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND CONVERTIBLE DEBENTURES. THE EXERCISE OR CONVERSION OF THESE SECURITIES COULD RESULT IN THE SUBSTANTIAL DILUTION OF THE COMPANY IN

TERMS OF A PARTICULAR PERCENTAGE OWNERSHIP IN THE COMPANY AS WELL AS THE BOOK VALUE OF THE COMMON SHARES. THE SALE OF A LARGE AMOUNT OF COMMON SHARES RECEIVED UPON EXERCISE OF THESE OPTIONS OR WARRANTS ON THE PUBLIC MARKET TO FINANCE THE EXERCISE PRICE OR TO PAY ASSOCIATED INCOME TAXES, OR THE PERCEPTION THAT SUCH SALES COULD OCCUR, COULD SUBSTANTIALLY DEPRESS THE PREVAILING MARKET PRICES FOR OUR SHARES.

The exercise price or conversion price of outstanding options, warrants and convertible debentures may be less than the current market price for our common shares. In the event of the exercise of these securities, a shareholder could suffer substantial dilution of his/her investment in terms of the percentage ownership in the Company as well as the book value of the common shares held.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the Shares by the selling security holders. Should any of the selling shareholders holding stock options choose, in their sole discretion, to exercise any of their stock options, we would receive the proceeds from the exercise price. We intend to use the proceeds from the exercise of stock options by the selling shareholders for working capital and general corporate purposes.

                             SELLING SECURITYHOLDERS

         The following table provides certain information with respect to certain selling security holders' beneficial ownership of Common Stock as of January 3, 2005, and as adjusted to give effect to the sale of all of the shares offered hereby. The selling shareholders can offer all, some or none of their shares of our common stock, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling shareholders will sell all shares covered by this prospectus.

                                                                    Number of Shares
                          Number of Shares                          Beneficially Owned
                          Beneficially Owned    Number of Shares    After Offering(2)
Name                      Before Offering(1)    Being Offered       Number of Shares       Percentage

Benton H Wilcoxon         19,858,441(3)         2,635,216(4)         19,477,312              17.2%
C. William Arrington      20,631,641(5)         2,635,216(6)         20,250,512              17.8%
Dominic Majendie             675,000(7)         1,000,000(8)            250,000                 *%
Brian Brittsan (9)         1,000,000(10)        1,000,000(10)                 0                 0%
Bradford Wheatley (11)     1,000,000(12)        1,000,000(12)                 0                 0%

* Less than 1%


------

(1) The number and percentage of share beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which each selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.

(2) Assumes that all shares will be resold by the selling stockholders and none will be held by the selling stockholders for their own accounts.

(3) Mr. Wilcoxon is our Chief Executive Officer, Chairman of the Board, and Acting Chief Financial Officer. Includes 19,477,312 shares beneficially owned and an additional 381,129 options to purchase shares that are exercisable during the next 60 days from an option granted to purchase a total of 635,216 shares of common stock.

(4) Includes options granted to purchase 635,216 shares of common stock at a price of $0.35 and additional options to purchase a further 2,000,000 shares of common stock at a price of $0.53 which were granted subject to the approval of an independent committee established by the Board of Directors to consider compensation.

(5) Mr. Arrington is our Special Vice President, Office of the CEO and Director. Includes 20,250,512 shares beneficially owned and an additional 381,129 options to purchase shares that are exercisable during the next 60 days from an option granted to purchase a total of 635,216 shares of common stock.

(6) Includes options granted to purchase 635,216 shares of common stock at a price of $0.35 and additional options to purchase a further 2,000,000 shares of common stock at a price of $0.53 which were granted subject to the approval of an independent committee established by the Board of Directors to consider compensation.

(7) Includes 250,000 shares beneficially owned and an additional 425,000 options to purchase shares that are exercisable during the next 60 days from an option granted to purchase a total of 1,000,000 shares of common stock.

(8) Includes options granted to purchase 1,000,000 shares of common stock at a price of $0.53.

(9) Mr. Brittsan was made an offer by the Company on November 2, 2004 that has been accepted. Under the terms of that offer, Mr. Brittsan has commenced working for the company as a consultant and, following a probationary period, he would be appointed as an officer of the company. In this connection, he was granted an option to purchase 1,000,000 common shares of the company's that would become effective should he be appointed an officer of the company. These options will vest over a 5 year period.

(10) Includes shares underlying stock options to purchase 1,000,000 shares at an exercise price of $1.74.

(11) Mr. Wheatley was made an offer by the Company on October 8, 2004 that has been accepted. Under the terms of that offer, Mr. Wheatley has commenced working for the company as a consultant and, following a probationary period, he would be appointed as an officer of the company. In this connection, he was granted an option to purchase 1,000,000 common shares of the company's that would become effective should he be appointed an officer of the company. These options will vest over a 5 year period.

(12) Includes shares underlying stock options to purchase 1,000,000 shares at an exercise price of $1.50.

                              PLAN OF DISTRIBUTION

         Each selling shareholder is free to offer and sell his or her common stock at such times, in such manner and at such prices as he or she may determine. As used in this prospectus, "Selling Shareholders" includes the pledgees, donees, transferees or others who may later hold the Selling Shareholders' interests in our common stock. We will pay the costs and fees of registering the common stock, but each Selling Shareholders will pay their own brokerage commissions, discounts or other expenses relating to the sale of the common shares. We will not receive the proceeds from the sale of the shares by the Selling Shareholders, except in the event that a selling shareholder exercises any warrants. Although the Selling Shareholders are not required to exercise the stock options, if they do so we will receive the proceeds from the exercise.

         The Selling Shareholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

            * ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

            * block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

            * purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

            * an exchange distribution in accordance with the rules of the applicable exchange;

            * privately negotiated transactions;

            * broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

            * a combination of any such methods of sale; and

            * any other method permitted pursuant to applicable law.

         The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The Selling Shareholders may also transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholders have informed us that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We are required to pay all fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

(a) The following documents are hereby incorporated by reference into this prospectus:

                  (1) The Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004, that the Registrant filed with the Commission on December 23, 2004, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

                  (2) The description of the Registrant's common stock, which is contained in a registration statement filed on February 13, 2004 (Registration No. 333-112798), as amended on March 25, 2004, May 7, 2004, June 2, 2004 and
June 21, 2004.

                  (3) The registration statement and prospectus on Form S-8 (Registration No. 333-83504) pertaining to the 2002 Non-Qualified Stock Compensation Plan, filed with the Commission on February 27, 2002.

                  (4) The registration statement and prospectus on Form S-8 (Registration No. 333-112679) pertaining to the 2002 Non-Qualified Stock Compensation Plan, filed with the Commission on February 10, 2004.

                  (3) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus.

                  (4) The Registrant shall provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. After receiving a written or oral request for such information, the Registrant shall provide this information to the requester at no charge. To request such information, please write to Benton Wilcoxon, Composite Technology Corporation, 2026 McGaw Avenue, Irvine, California or call
(949) 428-8500.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted under Section 78.037 of the Nevada General Corporation Law. As permitted by Section 78.037 of the Nevada General Corporation Law, our Company's Bylaws and Articles of Incorporation also include provisions that eliminate the personal liability of each of our officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for us or on our behalf. We will defend, indemnify and hold harmless our directors or officers of our company from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or be reimburse for, any expense incurred in connection with any claim or liability arising out of the officer's or director's own gross negligence or willful misconduct.

         The provisions of our Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right of to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our charter or Bylaws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We file annual and quarterly reports with the U.S. Securities and Exchange Commission (SEC). In addition, we file additional reports for matters such as material developments or changes within us, changes in beneficial ownership of officers and director, or significant shareholders. These filings are a matter of public record and any person may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. We are not required to deliver an annual report with this prospectus, nor will we do so. However, you may obtain a copy of our annual report, or any of our other public filings, by contacting us or from the SEC as mentioned above.

         This prospectus constitutes a part of a registration statement on Form S-8 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

         No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents are hereby incorporated by reference into this Registration Statement:

                  (a) The Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004, that the Registrant filed with the Commission on December 23, 2004, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

                  (b) The description of the Registrant's common stock, which is contained in a registration statement filed on February 13, 2004 (Registration No. 333-112798), as amended on March 25, 2004, May 7, 2004, June 2, 2004 and
June 21, 2004.

                  (c) The registration statement and prospectus on Form S-8 (Registration No. 333-83504) pertaining to the 2002 Non-Qualified Stock Compensation Plan, filed with the Commission on February 27, 2002.

                  (d) The registration statement and prospectus on Form S-8 (Registration No. 333-112679) pertaining to the 2002 Non-Qualified Stock Compensation Plan, filed with the Commission on February 10, 2004.

                  (e) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

                  Not applicable. The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Richardson & Patel, LLP has given an opinion on the validity of the securities being registered hereunder. Erick Richardson and Nimish Patel, principals in the law firm, are eligible to receive shares of the Company's common stock pursuant to this Form S-8 registration statement.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  See the "Disclosure of Commission Position on Indemnification for Securities Act Liabilities" in the Prospectus for the indemnification provisions of the Nevada General Corporation Law and the Registrant's Articles of Incorporation, as amended, and Bylaws.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8.       EXHIBITS.

               5.0  Opinion regarding legality
              23.1  Consent of Singer Lewak Greenbaum & Goldstein, LLP
              23.2  Consent of Richardson & Patel, LLP (included in Exhibit 5.0)

ITEM 9.       UNDERTAKINGS.

                  (a) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (1) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 7th day of January, 2005.

                               COMPOSITE TECHNOLOGY CORPORATION


                               By: /s/ Benton H Wilcoxon
                                   ---------------------------------------------
                                   Benton H Wilcoxon, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


Dated: January 7, 2005            /s/ Benton H Wilcoxon
                                  ----------------------------------------------
                                  Benton H Wilcoxon, Chairman of the Board,
                                  Chief Executive Officer, Acting Chief
                                  Financial Officer


Dated:  January 7, 2005           /s/ William Arrington
                                  ----------------------------------------------
                                  William Arrington, Special Vice President,
                                  Office of the CEO and Director